EXHIBIT 10.14E

JAZZ PHARMACEUTICALS PLC

2007 EMPLOYEE STOCK PURCHASE PLAN

OFFERING DOCUMENT

(JAZZ PHARMACEUTICALS PLC AND DESIGNATED NON-U.S. RELATED CORPORATIONS)

In this document, capitalized terms not otherwise defined shall have the same definitions of such terms as in the Jazz Pharmaceuticals plc 2007 Employee Stock Purchase Plan.

1. GRANT; OFFERING DATE.

(a) The Committee hereby authorizes a series of Offerings pursuant to the terms of this Offering document.

(b) The first Offering hereunder (the “Initial Offering”) shall begin on June 1, 2012 and shall consist of four (4) Purchase Periods, with the first Purchase Period ending on November 30, 2012, the second Purchase Period ending on May 31, 2013, the third Purchase Period ending on November 30, 2013, and the fourth Purchase Period ending on May 31, 2014.

(c) After the Initial Offering commences, a concurrent Offering shall begin on December 1, 2012 and each June 1 and December 1 beginning in 2013 over the term of the Plan and shall be approximately twenty-four (24) months in duration. Offerings shall be concurrent, but an Eligible Employee may enroll in only one Offering at a time. Each Offering shall consist of four (4) Purchase Periods, each of which shall be approximately six (6) months in length ending on or about May 31 and November 30 each year. Except as provided below, a Purchase Date is the last day of a Purchase Period or of an Offering, as the case may be.

(d) Notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day, and (ii) if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.

(e) Prior to the commencement of any Offering, the Board or Committee may change any or all terms of such Offering and any subsequent Offerings. The granting of Purchase Rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless prior to such date (i) the Board or Committee determines that such Offering shall not occur, or (ii) no Ordinary Shares remain available for issuance under the Plan in connection with the Offering.

(f) Notwithstanding anything in this Section 1 to the contrary, if the Fair Market Value of an Ordinary Share on any Purchase Date during an Offering is less than or equal to the Fair Market Value of an Ordinary Share on the Offering Date for that Offering, then that Offering shall terminate immediately following the purchase of Ordinary Shares on such Purchase Date. Participants in the terminated Offering automatically shall be enrolled in the Offering that commences immediately after such Purchase Date.

2. ELIGIBLE EMPLOYEES.

(a) Each Eligible Employee who has been an Employee for a continuous period of at least ten (10) days ending on the Offering Date of an Offering hereunder and is either (i) an employee of the Company or (ii) an employee of a Related Corporation that is not incorporated in the United States, provided that the Board or Committee has designated the employees of such Related Corporation as eligible to participate in the Offering, shall be granted a Purchase Right on the Offering Date of such Offering.

(b) Each person who first becomes an Eligible Employee during an Offering shall not be granted a Purchase Right under such Offering, but shall be eligible to participate in subsequent Offerings.

(c) Notwithstanding the foregoing, the following Employees shall not be Eligible Employees or be granted Purchase Rights under an Offering hereunder:

(i) five percent (5%) shareholders (including ownership through unexercised and/or unvested stock options) as described in Section 5(c) of the Plan; or

(ii) Employees in jurisdictions outside of the United States if, as of the Offering Date of the Offering, the grant of such Purchase Rights would not be in compliance with the applicable laws of any jurisdiction in which the Employee resides or is employed.

3. PURCHASE RIGHTS.

(a) Subject to the limitations herein and in the Plan, a Participant’s Purchase Right shall permit the purchase of the number of Ordinary Shares purchasable with up to fifteen percent (15%) of such Participant’s Earnings paid during the period of such Offering beginning immediately after such Participant first commences participation; provided, however, that no Participant may have more than fifteen percent (15%) of such Participant’s Earnings applied to purchase Ordinary Shares under all ongoing Offerings under the Plan and all other plans of the Company and Related Corporations that are intended to qualify as Employee Stock Purchase Plans.

(b) For Offerings hereunder, “Earnings” means the base compensation paid to a Participant, including all salary, wages (including amounts elected to be deferred by such Participant, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company or a Related Corporation), but excluding all of the following: all overtime pay, commissions, bonuses, and other remuneration paid directly to such Participant, profit sharing, the cost of employee benefits paid for by the Company or a Related Corporation, education or tuition reimbursements, imputed income arising under any Company or Related Corporation group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options and other equity awards, contributions made by the Company or a Related Corporation under any employee benefit plan, and other similar items of compensation.

(c) Notwithstanding the foregoing, the maximum number of Ordinary Shares that a Participant may purchase on any Purchase Date in an Offering shall be such number of Ordinary Shares as has a Fair Market Value (determined as of the Offering Date for such Offering) equal to (x) US$25,000 multiplied by the number of calendar years in which the Purchase Right under such Offering has been outstanding at any time, minus (y) the Fair Market Value of any other Ordinary Shares (determined as of the relevant Offering Date with respect to such Ordinary Shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of Ordinary Shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company or Related Corporation plans intended to qualify as Employee Stock Purchase Plans, and (ii) the number of Ordinary Shares subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company or Related Corporation Employee Stock Purchase Plan.

(d) The maximum aggregate number of Ordinary Shares available to be purchased by all Participants under an Offering shall be the number of Ordinary Shares remaining available under the Plan on the Offering Date, rounded down to the nearest whole Ordinary Share. If the aggregate purchase of Ordinary Shares upon exercise of Purchase Rights granted under all concurrent Offerings under the Plan would exceed the maximum aggregate number of Ordinary Shares available, the Board or Committee shall make a pro rata allocation of the Ordinary Shares available in an equitable manner. Any Contributions not applied to the purchase of available Ordinary Shares shall be refunded to the Participants without interest.

(e) Notwithstanding the foregoing, the maximum number of Ordinary Shares that may be purchased on any single Purchase Date by all Eligible Employees under all ongoing Offerings under the Plan shall not exceed 175,000 Ordinary Shares for all Purchase Periods beginning on or after June 1, 2012. If the aggregate number of Ordinary Shares to be purchased upon the exercise of all outstanding Purchase Rights under the Plan on a single Purchase Date would exceed the limit set forth above, the Board or Committee shall make a uniform and equitable allocation of the Ordinary Shares available. Any Contributions not applied to the purchase of available Ordinary Shares shall be refunded to the Participants without interest.

(f) In addition, for the Initial Offering beginning on June 1, 2012 and all subsequent Offerings, the maximum amount of Earnings that an Eligible Employee may contribute during any Purchase Period shall not exceed US$15,000 (or the local currency equivalent, as determined by the Company).

4. PURCHASE PRICE.

The purchase price of Ordinary Shares under an Offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of such Ordinary Shares on the Offering Date, or (ii) eighty-five percent (85%) of the Fair Market Value of such Ordinary Shares on the applicable Purchase Date, in each case rounded up to the nearest whole cent per Ordinary Share; provided, however, that in all cases the purchase price is not less than the nominal value of an Ordinary Share on the applicable Purchase Date.

5. PARTICIPATION.

(a) An Eligible Employee may elect to participate in an Offering with such election to be effective on the Offering Date. An Eligible Employee may enroll in only one Offering at a time. An Eligible Employee shall elect his or her payroll deduction percentage on such enrollment form as the Company provides. The completed enrollment form must be delivered to the Company at least ten (10) days prior to the date participation is to be effective, unless a later time for filing the enrollment form is set by the Company for all Eligible Employees with respect to a given Offering. For clarification, except as provided in Section 1(f), if an Eligible Employee fails to submit an enrollment form prior to the start of an Offering in which such Eligible Employee is eligible to participate, such Eligible Employee shall be deemed to have withdrawn from such Offering. Payroll deduction percentages must be expressed in whole percentages of Earnings, with a minimum percentage of one percent (1%) and a maximum percentage of fifteen percent (15%). Except as provided in Section 5(e), a Participant may participate only by way of payroll deductions.

(b) A Participant may increase or decrease his or her participation level at any time with such change to be effective commencing as of the next Offering in which such Participant is eligible to participate. Any such increase or decrease in participation level shall be made by delivering a notice to the Company or a designated Related Corporation in such form as the Company provides prior to the ten (10) day period (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the next Offering Date for which it is to be effective and in which such Participant is eligible to participate. A Participant may also increase or decrease his or her participation level to be effective in a subsequent Purchase Period of an ongoing Offering in accordance with procedures established by the Company.

(c) A Participant may increase his or her participation level once during a Purchase Period. In addition, a Participant may decrease (including a decrease to zero percent (0%)) his or her participation level no more than twice during a Purchase Period (and the second decrease in participation level must be to zero percent (0%)). Notwithstanding the foregoing or any other provision of this Offering Document or of the Plan to the contrary, the Company may determine in its sole discretion at any time, including at any time following the commencement of an Offering or Purchase Period, that it will no longer accept Participant requests to increase participation levels during such Offering or Purchase Period, as applicable. For example, any Participant who has not increased his or her payroll deduction level from zero percent (0%) to at least one percent (1%) by the enrollment form delivery deadline prescribed before the start of a new Offering in which such Participant is eligible to participate, excluding a new Offering commencing pursuant to Section 1(f), shall be deemed to have withdrawn from the Plan effective as of the first day of that new Offering. Any such change in participation level shall be made by delivering a notice to the Company or a designated Related Corporation in such form as the Company provides prior to the ten (10) day period (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the payroll date for which it is to be effective and such change will become effective as soon as administratively practicable following the Company’s receipt of the notice.

(d) A Participant may withdraw from an Offering and receive a refund of his or her Contributions (reduced to the extent, if any, such Contributions have been used to acquire Ordinary Shares for the Participant on any prior Purchase Date) without interest, at any time prior to the end of the Offering, excluding only each ten (10)-day period immediately preceding a Purchase Date (or such shorter period of time determined by the Company and communicated to Participants), by delivering a withdrawal notice to the Company or a designated Related Corporation in such form as the Company provides. A Participant who has withdrawn from an Offering shall not again participate in such Offering, but may participate in subsequent Offerings under the Plan in accordance with the terms of the Plan and the terms of such subsequent Offerings.

(e) Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, neither the enrollment of any Eligible Employee in the Plan nor any forms relating to participation in the Plan shall be given effect until such time as a registration statement covering the Ordinary Shares reserved under the Plan that are subject to the Offering has been filed by the Company and has become effective. If the provisions of this Section are applicable, the Company shall establish such procedures as will enable the purposes of the Plan to be satisfied while complying with applicable securities laws. Such procedures may include, for example, allowing Participants to participate other than by means of payroll deduction and/or allowing Participants to increase their level of participation during a Purchase Period.

(f) Except as provided otherwise in Section 1(f), an Eligible Employee must affirmatively enroll and authorize payroll deductions in each Offering in which the Eligible Employee elects to participate.

6. PURCHASES.

Subject to the limitations contained herein, on each Purchase Date, each Participant’s Contributions (without any increase for interest) shall be applied to the purchase of whole Ordinary Shares, up to the maximum number of Ordinary Shares permitted under the Plan and the Offering.

7. NOTICES AND AGREEMENTS.

Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company (including documents delivered in electronic form, if authorized by the Committee), and unless specifically provided for in the Plan or this Offering, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by mail by the Company, fourteen (14) days after deposit in the United States mail, postage prepaid.

8. EXERCISE CONTINGENT ON SHAREHOLDER APPROVAL.

The Purchase Rights granted under an Offering are subject to the approval of the Plan by the shareholders of the Company as required for the Plan to obtain treatment as an Employee Stock Purchase Plan.

9. CAPITALIZATION ADJUSTMENTS.

The limitation set forth in Section 3(e) shall be adjusted, as appropriate, to reflect Capitalization Adjustments.

10. OFFERING SUBJECT TO PLAN.

Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering. The Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

Adopted by the Compensation Committee of the Board of Directors of Jazz Pharmaceuticals plc on April 24, 2012.